UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2013

Davi Luxury Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53609	26-2463412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9426 Dayton Way Beverly Hills, CA 90210
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 288-8393

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 28, 2013, Davi Luxury Brand Group, Inc. (“we,” “our,” “us” or the “Company”) issued to Parrish Medley, our President, Chief Executive Officer and interim Chief Financial Officer, 720,000 shares of our common stock as payment in full for $72,000 of accrued and unpaid salary. As described in greater detail in Item 5.02 below, which description is hereby incorporated herein by reference, effective June 24, 2013, (i) we rescinded the prior issuance of 720,000 shares, and (ii) we granted Mr. Medley the right and option to convert $72,000 of his unpaid salary into up to 720,000 shares of this Company’s common stock (at a price of $0.10 per share) at any time while the foregoing $72,000 accrued salary remains unpaid.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Previous independent auditor

On June 26, 2013, we dismissed LBB & Associates Ltd., LLP as our independent auditor. This dismissal of LBB & Associates was approved by our board of directors (we have no audit committee).

LBB & Associates Ltd., LLP’s reports on our consolidated financial statements for each of our fiscal years ended September 30, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that each of such reports contained a going concern qualification.

During the years ended September 30, 2012 and 2011 and the interim period between September 30, 2012 and June 26, 2013: (i) there were no disagreements between our company and LBB & Associates Ltd., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to LBB & Associates Ltd., LLP’s satisfaction, would have caused LBB & Associates Ltd., LLP to make reference to the subject matter of the disagreement in connection with its report for such years; and (ii) LBB & Associates Ltd., LLP did not advise us of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(v) of Regulation S-K.

We provided LBB & Associates Ltd., LLP with a copy of the disclosures made in this report before this report was filed with the Securities and Exchange Commission. Attached as Exhibit 16 is a copy of LBB & Associates Ltd., LLP’s letter, dated June 26, 2013, regarding the above statements that are related to LBB & Associates Ltd., LLP.

(b)	New independent auditor

On June 25, 2013, we engaged KBL, LLP to serve as our independent auditors for the fiscal year ending September 30, 2013. The engagement of KBL, LLP was approved by our board of directors.

During the years ended September 30, 2012 and 2011 and the interim period between September 30, 2012 and June 25, 2013, neither we nor anyone acting on our behalf consulted KBL, LLP regarding either (i) the application of accounting principles to a specific, completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 28, 2013, in order to preserve cash, we issued to Mr. Medley 720,000 shares of our common stock, valued at $0.10 per share, in lieu and in payment in full of $72,000 of accrued but unpaid salary that the Company owed Mr. Medley under his employment agreement with the Company. On June 24, 2013 the parties agreed that it was in their mutual best interests to rescind that stock issuance and, instead, to (i) permit the Company to repay the accrued salary in cash at any time, and (ii) give Mr. Medley the right and option to convert the $72,000 of accrued salary into shares of our common stock (at a price of $0.10 per share). Mr. Medley’s right to convert the unpaid salary (up to $72,000) into shares of common stock, shall remain in effect until the unpaid salary is paid in full, which payment must occur by no later than September 30, 2015. We have agreed to give Mr. Medley at least three days prior written notice of our intention to pay the salary in cash, during which three days Mr. Medley will have the right and option to convert some or all of his unpaid salary into shares of our common stock at a price of $0.10 per share (adjusted for stock splits, stock combinations or similar future events). The closing trading prices of our shares on both June 24, 2013 and June 25, 2013 was $0.10.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 16. Letter from LBB & Associates Ltd., LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2013	DAVI LUXURY BRAND GROUP, INC. By: /s/ Parrish Medley Name: Parrish Medley Title: President, Chief Executive Officer and Interim Chief Financial Officer